                              THRUSTMASTER, INC.
                            (an Oregon Corporation)
                        1,500,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

                                              December *__*, 1997

VAN KASPER & COMPANY
As Representative of the several
Underwriters named in Schedule I,
11661 San Vincente Boulevard, Suite 709
Los Angeles, California 90049

Ladies and Gentlemen:

     ThrustMaster, Inc., an Oregon corporation (the "Company"), proposes to issue and sell 1,200,000 shares of its Common Stock (the "Common Stock"), and the shareholders named in Schedule II hereto (the "Selling Shareholders"), acting severally and not jointly, propose to sell an aggregate of 300,000 shares of Common Stock (collectively, the "Firm Stock") to the several Underwriters named in Schedule I hereto (the "Underwriters", which term shall also include any underwriter purchasing Stock pursuant to Section 8 hereof). The Company proposes to grant to the Underwriters an option to purchase up to an additional 225,000 shares of the Common Stock on the terms and for the purposes set forth in Section 2(b) (the "Option Stock"). The Firm Stock and any Option Stock purchased pursuant to this Agreement are referred to below as the "Stock." Van Kasper & Company is acting as representative of the several Underwriters and in that capacity is referred to in this Agreement as the "Representative."

     The Company hereby confirms its agreement with respect to the purchase of the Stock by the several Underwriters as set forth below.

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

     (a) The Company hereby represents and warrants to, and agrees with, each Underwriter as follows:

          (i) A Registration Statement (Registration No. 333- *____* ) on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), including such amendments to such registration statement as may have been required to the date of this Agreement, relating to the Stock has been prepared by the Company under and in conformity with the provisions of the Securities Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, either (I) if the Company relies on Rule 434

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under the Securities Act, a Term Sheet (defined below) relating to the Stock, that identifies the Preliminary Prospectus (defined below) that it supplements and contains such information as is required or permitted by Rules 434, 430A and 424(b) of the Rules and Regulations or (II) if the Company does not rely on Rule 434 under the Securities Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment has been filed, in such registration statement), with such changes or insertions as are required by Rule 430A of the Rules and Regulations or permitted by Rule 424(b) of the Rules and Regulations, and in the case of either (i)(A) or (i)(B) of this sentence, as has been provided to and approved by the Representative prior to the execution of this Agreement, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules, exhibits thereto and all documents incorporated by reference therein and including any information omitted therefrom pursuant to Rule 430A of the Rules and Regulations and included in the Prospectus (defined below), as well as any additional registration statement filed in connection with the offering of the Stock pursuant to Rule 462(b) under the Securities Act; the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means:

               (A) if the Company relies on Rule 434 under the Securities Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Securities Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;

               (B) if the Company does not rely on Rule 434 under the Securities Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act; or

               (C) if the Company does not rely on Rule 434 under the Securities Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act, the prospectus included in the Registration Statement;

provided that if any revised prospectus that is provided to the Underwriters by the Company for "use in connection with the offering of the Stock" differs from the prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective, whether or not the revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations, the term "Prospectus" shall mean such revised prospectus from and after the time it is first provided to the Underwriters for such use. The term "Term Sheet" as used in this Agreement means any term sheet that satisfies the

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requirements of Rule 434 under the Securities Act.  Any reference in this
Agreement to the "date" of a prospectus that includes a Term Sheet means the date of such Term Sheet.

          (ii) No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated by the Commission; no order suspending the sale of the Stock in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise) has been complied with.

          (iii) When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be contained therein and complied in all respects with the requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder (the "Exchange Act Rules and Regulations") and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be contained therein and complied or will comply in all respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (defined below) and any date on which Option Stock is to be purchased, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be contained therein and complied or will comply in all respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and
(B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (iii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

          (iv) The Company and each of its subsidiaries have been duly incorporated and are validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) and authority to own or lease its properties

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and conduct its business as described in the Registration Statement and the
Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted and proposed to be conducted by it and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company or its subsidiaries). Each of the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state, local, foreign and other governmental or regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. Except as may be disclosed in the Registration Statement, the Company owns all of the outstanding capital stock of each of its subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any type, kind or nature. None of the subsidiaries of the Company is a "significant subsidiary" as such term is defined in Rule 405 under the Securities Act. As used in this Agreement, the word "subsidiary" means any corporation, partnership, limited liability company or other entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company directly or indirectly controls. The Company does not have any subsidiaries that are not corporations.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there has not been any material loss or interference with the business of the Company or any of its subsidiaries from fire, explosion, flood, volcano, tidal wave, earthquake or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or any changes in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or any material change, or a development known to the Company that might cause or result in a material change, in or affecting the business, properties, condition (financial or otherwise), results of operation or prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as may be set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (vi) There is no agreement, contract, license, lease or other document required to be described in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All contracts described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), if any, are in full force and effect on the date hereof, and neither the Company nor any of its subsidiaries nor,

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to the best knowledge of the Company, any other party thereto is, or with the giving of notice or the passage of time or both would be, in material breach of or default under any such contract.

          (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the description of the capital stock therein conforms with and accurately describes the rights set forth in the instruments defining the same. The shares of the Stock have been duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and delivered against payment therefor as provided herein) duly and validly issued, fully paid and non-assessable, and conforms to the description thereof in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The issuance of the shares of Stock by the Company is not subject to any preemptive or similar rights. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Shareholders or the issuance and sale of the Stock contemplated herein.

          (viii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, free and clear of all liens or encumbrances. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. Other than this Agreement and the options and warrants to purchase the Common Stock described in the Prospectus, there are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the Company's capital stock. There are no preemptive rights applicable to any shares of capital stock of the Company.

          (ix) The Company has full right, power and authority to enter into this Agreement and to carry out all the terms and provisions hereof. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable federal or state securities laws. The filing of the Registration Statement does not give rise to any rights, other than those which have been waived, for or relating to the registration of any capital stock of the Company.

          (x) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the completion of the transactions contemplated by this Agreement result in a violation of or constitute a breach of or a default (including without

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limitation with the giving of notice, the passage of time or otherwise)
under, the certificate or articles of incorporation, bylaws or other governing documents of the Company or any of its subsidiaries or any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, deed of trust, loan agreement, lease, license, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of its or their properties may be bound or affected. Except as set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has not incurred any liability, direct or indirect, for any finders' or similar fees payable on behalf of the Company or the Underwriters in connection with the transactions contemplated by this Agreement. The performance by the Company of its obligations under this Agreement will not violate any law, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over the Company, its subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries. Except for permits and similar authorizations required under the Securities Act, the Exchange Act or under other securities or Blue Sky laws of certain jurisdictions and for such permits and authorizations that have been obtained, no consent, approval, authorization or order of any court, governmental agency or body, financial institution or any other person is required in connection with the completion of the transactions contemplated by this Agreement.

          (xi) The Company and each of its subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole and free and clear of all liens, encumbrances and claims that might materially interfere with the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

          (xii) Each of the Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as owned by or used by any of them, or which are necessary for the conduct of their business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and, except as set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

          (xiii) There is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its

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subsidiaries is subject which is pending or, to the best knowledge of the
Company, is threatened or contemplated against the Company or any of its subsidiaries that might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, that might prevent consummation of the transactions contemplated by this Agreement or that are required to be disclosed in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) and are not so disclosed.

          (xiv) Neither the Company nor any of its subsidiaries is in violation of, and neither the Company nor any of its subsidiaries has received any notice or claim from any governmental agency or third party that any of them is in violation of, any law, order, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any agency or body or of any court, to which it or its properties (whether owned or leased) may be subject, which violation might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

          (xv) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, the Exchange Act Rules and Regulations or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock. No bid or purchase by the Company and, to the best knowledge of the Company, no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange
Act) for or of the Stock, the Common Stock, any securities of the same class or series as the Common Stock or any securities convertible into or exchangeable for or that represent any right to acquire the Common Stock is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Stock.

          (xvi) Coopers & Lybrand LLP, whose reports appear in the Registration Statement and the Prospectus, are, and during the periods covered by their reports in the Registration Statement were, independent accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules included in the Registration Statement, each Preliminary Prospectus and the Prospectus present fairly (or, if the Prospectus has not been filed with the Commission, as to the Prospectus, will present fairly) the financial condition, results of operations, cash flow and changes in stockholders' equity and the financial statements and schedules included in the Registration Statement present fairly the financial information required to be stated therein. Such financial statements, schedules and information have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus present fairly (or, if the Prospectus has not been filed with the Commission, as to the Prospectus, will present fairly) the financial information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial information, statements or schedules are required to be included in the Registration Statement.

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          (xvii) The books, records and accounts of the Company and each of its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and each of its subsidiaries. The systems of internal accounting controls maintained by the Company and each of its subsidiaries are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with generally accepted accounting principles and (y) to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xviii) The Company will not, and the Company has delivered to the Representative the written agreement of each of its officers and directors and all persons who own more than 1% of the outstanding shares of Common Stock (collectively, "Material Holders") to the effect that each of the Material Holders will not, in each case for a period of 80 days following the date of this Agreement, in each case without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, or announce the offer of, any Common Stock, without the prior written consent of the Representative, except that: (A) the Company may grant options in the ordinary course pursuant to its stock option plans and issue shares of Common Stock upon exercise thereof; and (B) the Representative will allow sales of up to 40,000 shares of Common Stock 60 days after the date of this Agreement.

          (xix) No labor disturbance by the employees of the Company or any of its subsidiaries exists, is imminent or, to the best knowledge of the Company, is contemplated or threatened; and the Company is not aware of an existing, imminent or threatened labor disturbance by the employees of any principal suppliers, contract manufacturing organizations, manufacturers, authorized dealers or distributors that might be expected to result in any material change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. No collective bargaining agreement exists with any of the Company's or any of the Company's subsidiaries' employees and, to the best knowledge of the Company, no such agreement is imminent.

          (xx) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except as described in or

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contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (xxi) Each of the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extension thereof and has paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company or any of its subsidiaries nor has the Company or any of its subsidiaries received any notice of any proposed tax assessment or deficiency.

          (xxii) Except as set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any of (A) its "affiliates," as such term is deemed in the Rules and Regulations, (B) any of the officers or directors of any of its subsidiaries or (C) any of the members of the families of any of them.

          (xxiii) Neither the Company nor any of its subsidiaries has, directly or indirectly, at any time: (A) made any contributions to any candidate for political office in violation of law; (B) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties; or (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          (xxiv) Except as may be disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) neither the Company nor any of its subsidiaries has any liability, absolute or contingent, relating to: (A) public health or safety; (B) worker health or safety; or (C) workers' compensation insurance premiums.

          (xxv) The Company has not distributed and will not distribute prior to the Closing Date or on or prior to any date on which the Option Stock is to be purchased, as the case may be, any prospectus or other offering material in connection with the offering and sale of the Stock other than the Prospectus, the Registration Statement and any other material which may be permitted by the Securities Act and the Rules and Regulations.

          (xxvi) Since March 3, 1995, the Company has filed in a timely manner all reports and other documents required to be filed with the Commission under the Exchange Act and with the National Association of Securities Dealers, Inc. (the "NASD"), and each such report or other document contained, at the time it was filed, such information as was required to be included in such report or other document and all such information was correct and complete in all material respects; to the Company's best knowledge, except as disclosed in the Registration Statement, no event has occurred or is likely to occur that required or would require an amendment to any report or document referred to in this section that has not been filed or distributed as required.

          (xxvii) The Stock has been approved for inclusion for listing on the Nasdaq National Market, subject only to official notice of issuance.

          (xxviii) The Company is not now, and intends to conduct its affairs in the future in such a manner so that it will not become, an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (xxix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) for which the Company would have any liability has occurred; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxx) Except as may be disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) neither the Company nor any of its subsidiaries has any liability, absolute or contingent, relating to pollution, damage to or protection of the environment, including, without limitation, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     (b) Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, each of the several Underwriters that:

          (i) Such Selling Shareholder, if other than a natural person, has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Stock to be sold by such Selling Shareholder hereunder in accordance with the terms of this Agreement; and this Agreement has been duly executed and delivered by such Selling Shareholder and constitutes the valid and binding obligation of such Selling Shareholder, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable federal or state securities laws.

          (ii) Such Selling Shareholder has duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Shareholder, the "Power-of-Attorney" and the "Custody Agreement", respectively), each in the form heretofore delivered to the Selling Shareholders, appointing *[NAME]* and *[NAME]* and each of them as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Shareholder and appointing U.S. Stock Transfer Corporation as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Stock to be sold by such Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder has full power to enter into the Custody Agreement and the Power-of-Attorney and to perform its obligations under the Custody Agreement. The Custody Agreement and the Power-of-Attorney have been duly executed and delivered by such Selling Shareholder and, assuming due authorization, execution and delivery by the Custodian, are the legal, valid, binding and enforceable instruments of such Selling Shareholder. Such Selling Shareholder agrees that each of the shares of Stock represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorneys-in-Fact and the right, power and authority of the Attorneys-in-Fact, and each of them acting alone, to execute and deliver this Agreement, to agree on the price at which the Stock (including such Selling Shareholder's Stock) is to be sold to the Underwriters, and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Shareholder, by operation of law or otherwise, whether by the death or incapacity of such Selling Shareholder, or by the occurrence of any other event. If any Selling Shareholder should die or become incapacitated, or if any such other event should occur, before the delivery of the Stock of such Selling Shareholder hereunder, the certificates for such Stock deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or either of them, shall have received notice thereof.

          (iii) Such Selling Shareholder is the lawful owner of the Stock to be sold by such Selling Shareholder hereunder and upon sale and delivery of, and payment for, such Stock, as provided herein, such Selling Shareholder will convey good and marketable title to such Stock, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

          (iv) Such Selling Shareholder has not, directly or indirectly, (A) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (B) since the filing of the Registration Statement
(I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Stock or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Stock by the Selling Shareholders under this Agreement).

          (v) Such Selling Shareholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Shareholder, if any, set forth therein under the caption "Selling Shareholders" is complete and accurate.

          (vi) The sale of the Stock to the Underwriters by such Selling Shareholder pursuant to this Agreement, the compliance by such Selling Shareholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the Registration Statement filed with respect to the Stock (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Shareholder.

          (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated, such Selling Shareholder shall deliver to the Representative prior to or on the Closing Date, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     2.   PURCHASE, SALE AND DELIVERY OF THE STOCK.

     (a) On the basis of the representations, warranties, covenants and agreements herein, the Company agrees to issue and sell 1,200,000 shares of the Stock to the several Underwriters, each Selling Shareholder agrees to sell to the several Underwriters the number of shares of the Stock set forth in
Schedule II opposite the name of such Selling Shareholder, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $ *______* per share of Stock (the "Purchase Price"), the respective number of shares of Firm Stock set forth opposite the name of such Underwriter on Schedule I to this Agreement (subject to adjustment as provided in Section 8 of this Agreement).

     (b) On the basis of the several (and not joint) representations, warranties, covenants and agreements of the Underwriters contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company grants an option to the several Underwriters to purchase from the Company, severally and not jointly, all or any portion of the Option Stock at the Purchase Price. This option may be exercised only to cover over-allotments in the sale of the Firm Stock by the Underwriters and may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written, telecopied or telegraphic notice by the Representative to the Company setting forth the aggregate principal amount of Option Stock as to which the several Underwriters are exercising the option and the settlement date. The Option Stock shall be purchased severally, and not jointly, by each Underwriter, if purchased at all, in the same proportion that the number of shares of Firm Stock set forth opposite the name of the Underwriter in Schedule I to this Agreement bears to the total number of shares of Firm Stock to be purchased by the Underwriters under Section 2(a) above, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional Stock. Delivery of Option Stock, and payment therefor, shall be made as provided in Section 2(c) and Section 2(d) below.

     (c) Delivery of the Firm Stock and the Option Stock (if the option granted by the Company in Section 2(b) above has been exercised not later than 6:30 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Van Kasper & Company, 600 California Street, San Francisco, California at 6:30 a.m.,
San Francisco time, on the third business day after the date of this Agreement, or at such other location and/or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and the Representative, or as provided in Section 8 of this Agreement. The date and hour of delivery and payment for the Firm Stock are referred to in this Agreement as the "Closing Date." As used in this Agreement, "business day" means a day on which the New York Stock
Exchange is open for trading and on which banks in New York, California and Washington are open for business and not permitted by law or executive order to be closed. Certificates for the Stock shall be in such denominations and registered in such names as the Representative may request in writing at least two business days before the Closing Date.

     (d) If the option granted by the Company in Section 2(b) above is exercised after 6:30 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of the Option Stock and payment therefor shall be made at the office of Van Kasper & Company, 600 California Street, San Francisco, California, or at such other location as is agreed upon by the parties, at 6:30 a.m., San Francisco time, on the date specified by the Representative (which shall be three or fewer business days after the exercise of the option, but not in excess of the period specified in the Exchange Act Rules and Regulations).

     (e) Payment of the purchase price for the Stock purchased from the Company shall be made by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company, and payment for the Stock purchased from the Selling Shareholders shall be made payable to the Custodian, for the account of the Selling Shareholders, by certified or official bank check or checks drawn in next-day funds. Such payment shall be made upon delivery of Stock to the Representative for the respective accounts of the several Underwriters. The Stock to be delivered to the Representative shall be registered in such name or names and shall be in such denominations as the Representative may request at least two business days before the Closing Date, in the case of Firm Stock, and at least one business prior to the purchase of the Option Stock, in the case of the Option Stock. The Representative, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Shareholders for Stock to be purchased by any Underwriter whose check shall not have been received by the Representative on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment shall not relieve such Underwriter from any of its obligations hereunder.

     (f) The several Underwriters propose to offer the Stock for sale to the public as soon as the Representative deems it advisable to do so. The Firm Stock is to be initially offered to the public at the public offering price set forth (or to be set forth) in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.

     (g) The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), the legend respecting stabilization set forth on the inside front cover page and the statements set forth under the caption "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitute the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

     3.   FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

     (a) The Company covenants and agrees with the several Underwriters as follows:

          (i) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed (and in form and substance reasonably satisfactory to the Underwriters) pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will not file the Prospectus, any amended Prospectus, any amendment (including post-effective amendments) of the Registration Statement or any supplement to the Prospectus without (A) advising the Representative of and, a reasonable time prior to the proposed filing of such amendment or supplement, furnishing the Representative with copies thereof and (B) obtaining the prior consent of the Representative to such filing. The Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Stock by the Underwriters. The Company will make every reasonable effort to cause the Registration Statement to become effective as promptly as possible.

          (ii) The Company will promptly advise the Representative (A) when the Registration Statement becomes effective, (B) when any post-effective amendment thereof becomes effective, (C) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of the Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

          (iii) The Company will (A) on or before the Closing Date, deliver to the Representative and its counsel a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to the Representative) and will also deliver to the Representative, for distribution to the several Underwriters, a sufficient number of additional conformed copies of each of the foregoing (excluding exhibits) so that one copy of each may be distributed to each Underwriter, (B) as promptly as possible deliver to the Representative and send to the several Underwriters, at such office or offices as the Representative may designate, as many copies of the Prospectus as the Representative may reasonably request and
(C) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise to send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as the Representative may reasonably request for the purposes contemplated by the Securities Act.

          (iv) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which it is necessary to supplement or amend the Prospectus in order to make the Prospectus not misleading or so that the Prospectus will not omit to state a material fact necessary to be stated therein, in each case at the time the Prospectus is delivered to a purchaser of the Stock, or if it shall be necessary to amend or to supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading and so that it then will otherwise comply with the Securities Act and the Rules and Regulations. If, after the public offering of the Stock by the Underwriters and during such period, the Underwriters propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, the Representative will advise the Company in writing of the proposed variation and if, in the opinion either of counsel for the Company or counsel for the Underwriters, such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the Underwriters to use the Prospectus, as from time to time so amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the Rules and Regulations for such period.

          (v) The Company will cooperate with the Representative and its counsel in the qualification or registration of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and, if applicable, in connection with exemptions from such qualification or registration and, during the period in which a Prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications, registrations and exemptions in effect; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications, registrations and exemptions in effect for so long a period as the Representative may reasonably request for the distribution of the Stock.

          (vi) During a period of five years commencing with the date of this Agreement, the Company will promptly furnish to the Representative and to each Underwriter who may so request in writing copies of (A) all periodic and special reports furnished by it to shareholders of the Company, (B) all information, documents and reports filed by it with the

Commission, any securities exchange on which any securities of the Company are then listed, Nasdaq or its National Market System or the National Association of Securities Dealers, Inc., (C) all press releases and material news items or articles in respect of the Company or its affairs released or prepared by the Company (other than promotional and marketing materials disseminated solely to customers and potential customers of the Company in the ordinary course of business) and (D) any additional information concerning the Company or its business which the Representative may reasonably request.

          (vii) As soon as practicable, but not later than the 45th day following the end of the fiscal quarter first ending after the first anniversary of the Effective Date, the Company will make generally available to its securities holders and furnish to the Representative an earnings statement or statements in accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

          (viii) The Company will apply the net proceeds from its sale of the Stock in the offering in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (ix) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

          (x) The Company will, and at all times for a period of at least five years after the date of this Agreement, cause the Common Stock (including the Stock) to be listed on the Nasdaq National Market, and the Company will comply with all registration, filing, reporting and other requirements of the Exchange Act and the Nasdaq National Market which may from time to time be applicable to the Company.

          (xi) The Company will use its best efforts to maintain insurance of the types and in the amounts which it deems adequate for its business consistent with insurance coverage maintained by companies of similar size and engaged in similar businesses, including, but not limited to, product liability insurance and general liability insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

          (xii) The Company will issue no press release prior to the Closing Date with respect to the offering without the Representative's prior written consent.

          (xiii) The Company shall supply to the Representative and its counsel, at the Company's cost, an aggregate of six bound volumes each containing materials documents relating to the offering of the Stock within a reasonable time after the Closing Date, not to exceed 90 days.

     (b) Each of the Selling Shareholders covenants and agrees with each of the Underwriters that:

          (i) Such Selling Shareholder will use its best efforts to cause the Company fully to comply with all of its covenants and agreements set forth in this Agreement.

          (ii) Such Selling Shareholder will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any Common Stock legally or beneficially owned by such Selling Shareholder or any securities convertible into, or exchangeable or exercisable for, Common Stock for a period of 80 days after the date hereof, except pursuant to this Agreement.

          (iii)  Such Selling Shareholder will not, directly or indirectly,
(A) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock or (B) (x) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Stock or (y) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Stock by the Selling Shareholders under this Agreement).

     4.   FEES AND EXPENSES.

     (a) The Company and the Selling Shareholders agree with each Underwriter that:

          (i) The Company will pay and bear all costs and expenses in connection with: the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus, any drafts of each of them and any amendments or supplements to any of them; the duplication of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and the Power of Attorney and the duplication and, if applicable, printing (including all drafts thereof) of any other underwriting documents and material (including but not limited to marketing memoranda and other marketing material) in connection with the offering, purchase, sale and delivery of the Stock; the issuance and delivery of the Stock under this Agreement to the several Underwriters, including all expenses, taxes, duties, fees and commissions on the purchase and sale of the Stock and stock exchange brokerage and transaction levies with respect to the purchase and, if applicable, the sale of the Stock
(A) incident to the sale and delivery of the Stock by the Company and the Selling Shareholders to the Underwriters and (B) incident to the sale and delivery of the Stock by the Underwriters to the initial purchasers thereof; the cost of printing the certificates for the Stock; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, the agreements and other documents and instruments referred to above and any amendments or supplements to any of the foregoing; the Transfer Agents' and Registrars' fees; the fees and disbursements of counsel for the Company and, if applicable, the Selling Shareholders; all fees and other charges of the Company's independent public accountants and any other experts named in the Prospectus; the filing fees of the Commission and the NASD; the cost of qualifying or registering the Stock (or obtaining exemptions from qualification or registration) under the securities and Blue Sky laws of such jurisdictions as the Representatives may designate
(including filing fees); fees and costs/disbursements of Underwriters' counsel in connection with the NASD filings and state securities or Blue Sky qualifications, registrations and exemptions and in preparing the preliminary and any final Blue Sky Memorandum (which fees and costs/disbursements shall be paid on or prior to the Closing Date); all fees and expenses in connection with listing of the Stock on the Nasdaq National Market; any meetings with prospective investors in the Stock (other than as shall have been approved in writing by the Representatives to be paid for by the Underwriters);
advertising relating to the offering of the Stock (other than as shall have been approved in writing by the Representatives to be paid for by the Underwriters); and all other expenses incurred by the Company in connection with the performance of its obligations hereunder. Any additional expenses incurred as a result of the inclusion of the Stock to be sold by the Selling Shareholders will be borne by the Company. If the sale of the Stock provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Stock. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

          (ii) In addition to its obligations under Section 7(a) of this Agreement, the Company and each Selling Shareholder jointly and severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 7(a) of this Agreement, it will reimburse or advance to, or for the benefit of, the Underwriters, and each of them, on a monthly basis (or more often, if requested) all legal and other expenses incurred by the Underwriters in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the joint and several obligations of the Company and the Selling Shareholders to reimburse or advance to, or for the benefit of, the Underwriters such expenses or the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Underwriters receiving the same shall promptly return such amounts to the party or parties who have paid such amounts together with interest, compounded daily, at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America, NT&SA, San Francisco, California (the "Prime Rate"), but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to or for the Underwriters within 30 days of a request for reimbursement or for an advance shall bear interest at the Prime Rate, compounded daily, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

     (b) In addition to their obligations under Section 7(b) of this Agreement, the Underwriters severally and in proportion to their obligation to purchase Firm Stock as set forth on Schedule I hereto, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any loss, claim, damage or liability described in Section 7(b) of this Agreement, they will reimburse or advance to, or for the benefit of, the Company on a monthly basis (or more often, if requested) all legal and other expenses incurred by the Company in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety or enforceability of the Underwriters' obligation to reimburse or advance to, or for the benefit of, the Company such expenses and the possibility that such payments or advances might later be held to have been improper by a court of competent jurisdiction. To the extent that any portion, or all, of any such interim reimbursement payments or advances are so held to have been improper, the Company shall promptly return such amounts to the Underwriters together with interest, compounded daily, at the Prime Rate, but not in excess of the maximum rate permitted by applicable law. Any such interim reimbursement payments or advances that are not made to the Company within 30 days of a request for reimbursement or for an advance shall bear interest at the Prime Rate, compounded daily, but not in excess of the maximum rate permitted by applicable law, from the date of such request until the date paid.

     (c) Any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 4(a)(ii) and 4(b) above, including the amounts of requested reimbursement payments or advances, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to the demand or notice is authorized to do so. Any such arbitration will be limited to the interpretation and obligations of the parties under the interim reimbursement and advance provisions contained in Sections 4(a)(ii) and 4(b) above and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for or contribute to expenses that is created by the provisions of
Section 7 of this Agreement.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Stock shall be subject, in the sole discretion of the Representative, to the accuracy as of the date of execution of this Agreement, the Closing Date and the date and time at which the Option Stock is to be purchased, as the case may be, of the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement, to the accuracy of the statements of the Company and its officers, and the Selling

Shareholders, made in any certificate delivered pursuant to this Agreement, to the performance by the Company and the Selling Shareholders of all of their obligations to be performed under this Agreement at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, to the satisfaction of all conditions to be satisfied or performed by the Company and the Selling Shareholders at or prior to that date and to the following additional conditions:

     (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall become effective and the Company shall have provided evidence satisfactory to the Representative of such filing and effectiveness) not later than 5:00 p.m., New York time, on the date of this Agreement or at such later date and time as the Representative may approve in writing and, at the Closing Date or, with respect to the Option Stock, the date on which such Option Stock is to be purchased, no stop order suspending the effectiveness of the Registration Statement or any qualification, registration or exemption from qualification or registration for the sale of the Stock in any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative and its counsel.

     (b) The Representative shall have received from Van Valkenberg Furber Law Group P.L.L.C., counsel for the Underwriters, an opinion, on and dated as of the Closing Date or, if applicable, the date on which Option Stock is to be purchased, with respect to the issuance and sale of the Stock and such other related matters as the Representative may reasonably require, and the Company shall have furnished such counsel with all documents which they may request for the purpose of enabling them to pass upon such matters.

     (c) The Representative shall have received on the Closing Date or, if applicable, the later date on which Option Stock is purchased, the opinion of Perkins Coie, counsel for the Company and the Selling Shareholders, addressed to the Underwriters and dated the Closing Date or such later date, with reproduced copies or signed counterparts thereof for each of the Underwriters, covering the matters set forth in Annex A to this Agreement and in form and substance satisfactory to the Representative.

     (d) The Representative shall be satisfied that there has not been any material change in the market for securities in general or in political, financial or economic conditions as to render it impracticable in the Representative's judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (e) The Representative shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company stating that:

          (i)  the representations and warranties of the Company set forth in
Section 1 of this Agreement are true and correct with the same force and effect as if expressly made at and as of the Closing Date or such later date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such later date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or are threatened under the Securities Act;

          (iii) the Stock has been approved for listing on the Nasdaq National Market, subject only to notice of issuance, and the outstanding shares of the Common Stock of the Company are listed on the Nasdaq National Market; and

          (iv) (A) the respective signers of such certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus and any supplements or amendments to any of them and, as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) since the effective date of the Registration Statement, no event has occurred that should have been set forth in an amendment to the Registration Statement or a supplement or amendment to the Prospectus that has not been set forth in such an amendment or supplement, (C) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus, there has not been any material change or any development involving a prospective material change in or affecting the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole and, since such dates, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (D) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus and (E) there are not any license agreements, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required.

     (f) The Representative shall have received from Coopers & Lybrand, LLP letters, addressed to the Underwriters and dated the date of the Preliminary Prospectus, the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations thereunder and, based upon the procedures described in their letter delivered to the Representative concurrently with the execution of this Agreement (the

"Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Stock is purchased, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. Such letters shall not disclose any change, or any development involving a prospective change, in or affecting the business, properties or condition (financial or otherwise), results of operations or prospects of the Company or any of its subsidiaries which, in the Representative's sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus. In addition, the Representative shall have received from Coopers & Lybrand, LLP, on or prior to the Closing Date, a letter addressed to the Company and made available to the Representative for the use of the Underwriters stating that their review of the Company's system of internal controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of December 31, 1996, or in delivering their Original Letter, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

     (g) Prior to the Closing Date, the Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance and the outstanding shares of the Common Stock of the Company shall be listed on the Nasdaq National Market.

     (h) On or prior to the Closing Date, the Representative shall have received from all Material Holders executed agreements covering the matters described in Section 1(a) (xviii) of this Agreement.

     (i) The Company shall have furnished to the Representative such further certificates and documents as the Representative shall request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company set forth in this Agreement, the performance by the Company of its obligations under this Agreement and such other matters as the Representative may have then requested.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement will be in compliance with the provisions of this Agreement only if they are satisfactory to the Representative. The Company will furnish the Representative with such number of conformed copies of such opinions, certificates, letters and documents as the Representative shall reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, time being of the essence, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled by the

Representative at, or at any time prior to, the Closing Date or, with respect to the Option Stock, prior to the date which the Option Stock is to be purchased, as the case may be. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing or by telephone, telecopy, facsimile transmission or telegraph confirmed in writing. Any such termination shall be without liability of the Company or the Selling Shareholders to the Underwriters (except as provided in Section 4 or Section 7 of this Agreement) and without liability of the Underwriters to the Company or the Selling Shareholders (except as provided in Section 7 of this Agreement).

     6. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SHAREHOLDERS. The obligations of the Company and the Selling Shareholders to sell and deliver the Stock required to be delivered as and when specified in this Agreement shall be subject to the condition that, at the Closing Date or, with respect to the Option Stock, the date and time at which the Option Stock is to be purchased, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

     7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company and the Selling Shareholders agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereto) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statute, law or regulation, at common law or otherwise, specifically including but not limited to losses, claims, damages or liabilities (or action in respect thereof) related to negligence on the part of any Underwriter, and the Company and the Selling Shareholders agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise provided below, settlement expenses and fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part, (i) any breach of any representation, warranty, covenant or agreement of the Company in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement in the form originally filed or in any amendment thereto (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or register the Stock under the securities or Blue Sky laws thereof or to obtain an exception from such qualification or registration or filed with the Commission, any securities association or the Nasdaq National Market, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (A) the indemnity agreements of the Company and the Selling Shareholders contained in this Section 7(a) shall not apply to such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (B) the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock that is the subject thereof (or to the benefit of any person controlling such Underwriter) if the Company or the Selling Shareholders can demonstrate that at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) or, for this purpose, if applicable, a copy of the then most recent Preliminary Prospectus was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus or, if applicable, prior Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or, if applicable, the then most recent Preliminary Prospectus, unless the failure is the result of noncompliance by the Company with Section 3 of this Agreement. The indemnity agreements of the Company and the Selling Shareholders contained in this Section 7(a) and the representations and warranties of the Company and the Selling Shareholders contained in Section 1 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or behalf of any indemnified party and shall survive the delivery of and payment for the Stock. This indemnity agreement shall be in addition to any liabilities which the Company and the Selling Shareholders may otherwise have.

     (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Selling Shareholders, the Company, each of its officers who signs the Registration Statement, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statute, law or regulation or at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, settlement expenses and fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any breach of any covenant or agreement of the indemnifying Underwriter in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case under clauses (i), (ii) and (iii) above, as the case may be, only if such statement or omission was made in reliance upon and in connection with information furnished in writing to the Company by or on behalf of such indemnifying Underwriter through the Representative specifically for use in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The Company and the Selling Shareholders acknowledge and agree that the matters described in
Section 2(g) of this Agreement constitute the only information furnished in writing by or on behalf of any of the several Underwriters for inclusion in the Registration Statement or the Prospectus or in any Preliminary Prospectus. The several indemnity agreement of each Underwriter contained in this Section 7(b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

     (c) Each person or entity indemnified under the provisions of Sections 7(a) and 7(b) above agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such Sections, it will, if a claim in respect thereunder is to be made against the indemnifying party or parties under this Section 7, promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in Sections 7(a) or 7(b) above shall be available to any person who fails to so give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related, but only to the extent such party was materially prejudiced by the failure to receive the Notice, and the omission to so notify such indemnifying party or parties shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of Sections 7(a) and 7(b). Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses or rights available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then separate counsel for and selected by the indemnified party or parties shall be entitled, at the expense of the indemnifying parties, to conduct the defense of the indemnified parties to the extent determined by counsel to the indemnified parties to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel selected by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and, unless separate counsel is to be chosen by the indemnified party or parties as provided above, the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under Sections 7(a) through 7(c) for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear and pay the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the "provided, however" clause in the preceding sentence and (B) the indemnifying party or parties shall bear and pay such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 7 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right to appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters shall be deemed to be in the same respective proportion as the total proceeds from the offering of the Stock, net of the underwriting discounts, received by the Company and the

Selling Shareholders and the total underwriting discount retained by the Underwriters bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were to be determined by pro rata allocation which does not take into account the equitable considerations referred to in the first sentence of the first paragraph of this Section 7(d) and to the considerations referred to in the third sentence of the first paragraph of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of the first paragraph of this
Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this
Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by that Underwriter. For purposes of this Section 7(d), each person who controls an Underwriter within the meaning of the Securities Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of the Securities Act, each officer of the Company who signed the Registration Statement, each director of the Company and each Selling Shareholder shall have the same rights to contribution as the Company; provided, however, in each case that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

     Each party or other entity entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

     (e) Neither the Company nor any Selling Shareholder shall, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions of this Agreement, including, without limitation, the provisions of Sections 4(a)(ii), 4(b) and 4(c) and this
Section 7 of this Agreement and that they are fully informed regarding all such provisions. They further acknowledge that the provisions of Sections 4(a)(ii), 4(b) and 4(c) and this Section 7 of this Agreement fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations. The parties are advised that federal or state policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain provisions of Sections 4(a)(ii), 4(b) and 4(c) and this Section 7 of this Agreement and, to the extent permitted by law, the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under Sections 4(a)(ii), 4(b) or 4(c) or this
Section 7 of this Agreement and further agree not to attempt to assert any such defense.

     (g)  The liability of each Selling Shareholder under Section 4 and this
Section 7 shall be limited to an amount equal to the initial public offering price of the Stock sold by such Selling Shareholder to the Underwriters. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

     8. SUBSTITUTION OF UNDERWRITERS. If for any reason one or more of the Underwriters fails or refuses (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 5 or Section 9 of this Agreement) to purchase and pay for the number of shares of Firm Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to the Representative and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representative of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms set forth herein, all or any part of the Firm Stock that such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such Stock, the number of shares of Firm Stock that each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares of Stock that the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Stock that the defaulting Underwriter or Underwriters agreed to purchase if the aggregate amount of such Stock exceeds 10% of the aggregate amount of Firm Stock that all Underwriters agreed to purchase under this Agreement. If the total number of shares of Firm Stock that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the first 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for purchase of such Stock on the terms set forth in this Agreement. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date determined as provided in Section 2(c) of this Agreement for not more than seven business days after the date originally fixed as the Closing Date pursuant to Section 2(c) in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made.

     If neither the non-defaulting Underwriters nor the Company shall make arrangements within the time periods set forth above for the purchase of all the Firm Stock that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company and the Selling Shareholders to any non-defaulting Underwriter (except as provided in Section 4 or Section 7 of this Agreement) and without any liability on the part of any non-defaulting Underwriters to the Company and the Selling Shareholders (except to the extent provided in Section 7 of this Agreement). Nothing in this Section 8, and no action taken hereunder, shall relieve any defaulting Underwriter from liability, if any, to the Company and the Selling Shareholders or any non-defaulting Underwriter for damages occasioned by its default under this Agreement. The term "Underwriter" in this Agreement shall include any persons substituted for an Underwriter under this Section 8.

     9.   EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

     (a) If the Registration Statement has not been declared effective prior to the date of this Agreement, this Agreement shall become effective at such time, after notification of the effectiveness of the Registration Statement has been released by the Commission, as the Representative and the Company shall agree upon the public offering price and other terms and the purchase price of the Stock. If the public offering price and other terms and the purchase price of the Stock shall not have been determined prior to 5:00 p.m., New York time, on the third full business day after the Registration Statement has become effective, this Agreement shall thereupon terminate without liability on the part of the Company and the Selling Shareholders to the Underwriters (except as provided in Section 4 or Section 7 of this Agreement). By giving notice before the time this Agreement becomes effective, the Representative, as Representative of the several Underwriters, may prevent this Agreement from becoming effective without liability of any party to the other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 4 and Section 7 of this Agreement. If the Registration Statement has been declared effective prior to the date of this Agreement, this Agreement shall become effective upon execution and delivery by the Representative, the Company and the Selling Shareholders.

     (b) This Agreement may be terminated by the Representative in its absolute discretion by giving written notice to the Company and the Selling Shareholders at any time on or prior to the Closing Date or, with respect to the purchase of the Option Stock, on or prior to any later date on which the Option Stock is to be purchased, as the case may be, if prior to such time any of the following has occurred or, in the Representative's opinion, is likely to occur: (i) after the respective dates as of which information is given in the Registration Statement and the Prospectus, any material change or development involving a prospective adverse change in or affecting the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, which would, in the Representative's sole judgment, make the offering or the delivery of the Stock impracticable or inadvisable; or (ii) if trading in securities of the Company has been suspended by the Commission or if trading generally on the New York Stock Exchange, American Stock Exchange or over-the-counter market has been suspended or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges, by the NASD or by the Commission; or (iii) if there shall have been the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, court, legislative body, agency or other governmental authority which in the Representative's sole judgment materially affects or may materially affect the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole; (iv) if there shall have been the declaration of a banking moratorium by federal, New York, California or Washington authorities; (v) existing international monetary conditions shall have undergone a material change which, in the Representative's sole judgment, makes the offering or delivery of the Stock impracticable or inadvisable; or (vi) if there has occurred any material change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other crisis, the effect of which in the Representative's sole judgment make the offering or delivery of the Stock impracticable or inadvisable. If this Agreement shall be terminated pursuant to this Section 9, there shall be no liability of the Company or the Selling Shareholders to the Underwriters (except pursuant to Section 4 and Section 7 of this Agreement) and no liability of the Underwriters to the Company or the Selling Shareholders (except pursuant to Section 7 of this Agreement).

     10. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing sent by U.S. first class mail, by a nationally recognized overnight courier service, by hand delivery, or by telephonically confirmed facsimile transmission or electronic mail (i) to the Underwriters at Van Kasper & Company, 11661 San Vincente Boulevard, Suite 709, Los Angeles, California 90049, Attention: Bruce P. Emmeluth (facsimile: (310) 820-5032, email: [*____*] ); and (ii) to the Company at 7175 NW Evergreen Parkway, Suite 400, Hillsboro, Oregon 97124-5839, Attention: Stephen A. Aanderud; (facsimile: (503) 615-3300, email: steve@thrustmaster.com) and
(iii) to the Selling Shareholders at [*_________*] . All notices given by facsimile or electronic mail shall be promptly confirmed by letter.

     11. PERSONS ENTITLED TO THE BENEFIT OF THIS AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Shareholders and the several Underwriters and, with respect to the provisions of Section 4 and
Section 7 of this Agreement, the several parties (in addition to the Company, the Selling Shareholders and the several Underwriters) indemnified under the provisions of Section 4 and Section 7 and, in addition as to Section 13, the Representative, and their respect personal representatives, successors and assigns (whether such succession or assignment is by sale, assignment, merger, reverse merger, consolidation, operation of law or, without limitation, otherwise). Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors and assigns" as herein used shall not include any purchaser, as such, of any of the Stock from the several Underwriters.

     12. GENERAL. Notwithstanding any provision of this Agreement to the contrary, the reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties, covenants and agreements in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Selling Shareholders, any Underwriter or controlling person thereof or by or on behalf of the Company or their respective directors or officers and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, paragraphs (vi) through (xiii) of Section 3(a) of this Agreement shall be of no further force or effect.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS PERTAINING TO CHOICE OR CONFLICT OF LAWS, OF THE STATE OF CALIFORNIA.

     13. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, as representative of the several Underwriters, will be binding on all of the Underwriters.

     If the foregoing correctly sets forth your understanding, please so indicate by signing in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

                              Very truly yours,

                              THRUSTMASTER, INC.



                              __________________________________________
                              By:  Stephen A. Aanderud
                              Its: President and Chief Executive Officer


                              SELLING SHAREHOLDERS:
                              [LIST NAMES]


                              By:  [Name]
                              Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

VAN KASPER & COMPANY



By: __________________________
     Bruce P. Emmeluth
     Managing Director

On its behalf and on behalf of
each of the several Underwriters
named in Schedule I hereto

                                  SCHEDULE I

                                 UNDERWRITERS


                                                   Shares of Firm Stock
         Underwriters                                 to be Purchased
---------------------------------           ----------------------------------
Van Kasper & Company
                                                         _________
Total

                                                          -------
                                                          -------

                                    ANNEX A

                    Matters to be Covered in the Opinion of
                                  Perkins Coie


     (i) Each of the Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

     (ii) Each of the Company and each of its subsidiaries has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus;

     (iii) Each of the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole;

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company and its subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right or other rights to subscribe for or purchase securities or, except to the extent any such violations would not be material to the Company and its subsidiaries taken as a whole (whether because of the magnitude of the violation, because any claims thereof would be barred by the statute of limitations or otherwise), in violation of any applicable federal or state securities laws, provided that in rendering their opinion as to non-violation of federal and state securities laws, such counsel may assume, unless counsel has knowledge of facts that may render such assumption unreasonable; that any purchasers had, to the extent relevant and represented by such purchasers in writing, any required investment intent and the Company directly or indirectly owns all of the issued and outstanding equity securities of each of its subsidiaries and there are no outstanding options, warrants or other rights to acquire any equity securities of any such subsidiary;

     (v) The Company has corporate power and authority to enter into the Agreement and to issue, sell and deliver the Stock to the Underwriters;

     (vi) The execution, delivery and performance of this Agreement and the issuance and sale of the Stock do not (A) conflict with, violate, result in a breach of or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under the Articles of Incorporation or By-laws of the Company or any agreement (including, without limitation, an agreement with respect to registration rights) to which the Company is a party or by which it or any of its properties or assets is bound and which is known to such counsel or (B) result in violation of any material federal or Oregon law, rule or regulation or, to the best knowledge of such counsel, any writ, judgment, order, injunction or decree of any government, governmental body, agency or court or any arbitration tribunal having jurisdiction over the Company or any of its properties;

     (vii) The Stock to be sold by the Company is duly authorized and, when issued and delivered against payment in full therefor, will be validly issued, fully paid, non-assessable, and free of preemptive rights;

     (viii) The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Underwriting Agreement by the Representative and the Selling Shareholders, is the valid and binding agreement of the Company, except insofar as the indemnification and contribution provisions of the Underwriting Agreement may be limited by public policy concerns and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

     (ix) Except for the order of the Commission making the Registration Statement effective and similar authorizations required under the securities or "Blue Sky" laws of certain jurisdictions (as to which such counsel need express no opinion), no consent, approval, authorization or other order of any federal or Washington governmental body or, to the knowledge of such counsel, other person is required in connection with the authorization, issuance, sale and delivery of the Stock and the execution, delivery and performance by the Company of the Underwriting Agreement;

     (x) The Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

     (xi) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supporting schedules included therein, as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations;

     (xii) We have reviewed the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the headings "Shares Eligible for Future Sale" and "Legal Proceedings" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects as required by the Securities Act and the applicable Rules and Regulations;

     (xiii) The Company is not an "investment company" and, after giving effect to the Offering and the application of the proceeds therefrom, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended;

     (xiv) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company and of statutes and contracts are accurate in all material respects and fairly present in an material respects the information required to be presented by the Securities Act and the Rules and Regulations;

     (xv) To the best knowledge of such counsel, there are no agreements, contracts, licenses, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required;

     (xvi) To the best knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described therein or filed as required;

     (xvii) To the best knowledge of such counsel, neither the Company nor any of its subsidiaries is presently in breach of, or in default under, any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or, without limitation, other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their properties are bound that, individually or in the aggregate, is material to the business, properties, condition (financial or otherwise), prospects or results of operations or prospects of the Company and its subsidiaries taken as a whole;

     (xviii) To the best knowledge of such counsel, except as set forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to any securities of the Company; and

     (xix)    With respect to each Selling Shareholder:

          (A) each Selling Shareholder has the full right, power and authority to enter into the Underwriting Agreement and the Custody Agreement and to carry out all the terms and provisions thereof;

          (B) the Underwriting Agreement, the Custody Agreement and the Power-of-Attorney have been duly authorized, executed and delivered by each Selling Shareholder and, assuming due authorization, execution and delivery by the Representative, the Company and/or Custodian, as applicable, the Underwriting Agreement, the Custody Agreement and the Power-of-Attorney are the legal, valid, binding and enforceable agreements or instruments of such Selling Shareholder, except insofar as the indemnification and contribution provisions of the Underwriting Agreement may be limited by public policy concerns and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

          (C) assuming that (I) the Underwriters have no notice of any adverse claims with respect to the Stock being sold hereunder by such Selling Shareholder, and (II) the certificates representing the Stock being sold by such Selling Shareholder are delivered to the Underwriters duly endorsed or accompanied by a duly executed assignment separate from certificate in the State of California, the delivery by such Selling Shareholder to the several Underwriters of certificates for the Stock being sold hereunder by such Selling Shareholder against payment therefor as provided herein, will convey good and marketable title to such Stock to the several Underwriters, free and clear of all "adverse claims" (as that term is defined in Section 8302 of the Commercial Code of the State of California); and

          (D) the sale of the Stock to the Underwriters by such Selling Shareholder pursuant to the Underwriting Agreement, the compliance by such Selling Shareholder with the other provisions of the Underwriting Agreement and the Custody Agreement, and the consummation of the other transactions therein contemplated do not (I) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (II) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or, to the knowledge of such counsel, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties are bound or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Shareholder.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, the independent public accountants of the Company, the Representative and counsel to the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although they have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that caused them to believe that, at the time the

Registration Statement became effective, the Registration Statement (except as to financial statement, financial data and supporting schedules contained therein, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Stock is to be purchased, as the case may be, the Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.